UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2014 (April 16, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in our Annual Report on Form 10-K, in March 2014 we reached an agreement in principle with Jefferies & Company, Inc. ("Jefferies") to settle the pending lawsuit that was filed by Jefferies against us in state court located in the County and State of New York.  On April 16, 2014, we entered into a definitive Settlement Agreement with Jefferies relating to this lawsuit.

Under the Settlement Agreement, we have agreed to pay Jefferies $50,000 per month in cash.  We will have no further obligations to Jefferies if we make 40 timely monthly payments  (aggregating to $2.0 million).  Otherwise, we will owe an aggregate of $3.0 million to Jefferies.

Our obligations under the Settlement Agreement will be secured by a second mortgage lien on our headquarters and manufacturing building in Thornton, Colorado.  Such second mortgage lien is subject to the consent of the Colorado Housing and Finance Authority (“CHFA”), which holds the first mortgage lien on this building.  The Settlement Agreement will terminate if we do not deliver the second mortgage lien by June 13, 2014.  The parties are currently in discussions with CHFA regarding their required consent to the second mortgage lien.  The lawsuit will be dismissed with prejudice once the second mortgage lien has been delivered.

The lawsuit related to a 2010 engagement agreement (the “Fee Agreement”) pursuant to which Jefferies was hired to act as our financial advisor in relation to certain potential transactions. In the lawsuit, Jefferies claimed it was entitled to receive an investment banking fee of $3.0 million (plus expense reimbursement of approximately $49,000) under the Fee Agreement in connection with the August 2011 investment and strategic alliance transaction (the “Financing”) between us and TFG Radiant. If Jefferies had prevailed at trial, it would also have been able to claim an award for attorney's fees and prejudgment interest in the approximate amount of $1.2 million.  A non-jury trial for the lawsuit had previously been set for April 16, 2014.

The above summary does not purport to be a complete summary of the Settlement Agreement and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
10.1	Settlement Agreement and Release between Ascent Solar Technologies, Inc. and Jefferies LLC f/k/a Jefferies & Company, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 22, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer